CONSENT OF INDEPENDENT GEOLOGIST


I have reviewed Western Exploration, Inc.'s amendment No 1 of the Form SB-2 filing; I hereby provide my consent for the reference to my reports on the LST 1 and the LST 2 Mineral Claims located in the New Westminster Mining Division, British Columbia. I hereby consent to the use of my name as a consultant to the Company.


/s/ Laurence Stephenson
--------------------------
Laurence Stephenson., P.Eng.
Consulting Engineer

October 22, 2004